Exhibit 99.1

News Release
For more information, please contact:
Investor Relations:
Dexter Congbalay
224-306-1535
Dexter.Congbalay@lambweston.com

Media:
Shelby Stoolman
208-424-5461
shelby.stoolman@lambweston.com

Lamb Weston Holdings Announces Agreement to Acquire Remaining Interests in European Joint Venture Lamb-Weston/Meijer

EAGLE, ID (Oct. 20, 2022) – Lamb Weston Holdings, Inc. (NYSE: LW) (“Lamb Weston” or the “Company”) announced today it has entered into an agreement (the “Purchase Agreement”) to purchase the remaining equity interests in its European joint venture with Meijer Frozen Foods B.V. for €700 million in cash and common stock of Lamb Weston.

“Lamb-Weston/Meijer was built over the last 28 years, and we’re grateful to Meijer Frozen Foods for their longstanding partnership,” said Tom Werner, President and CEO of Lamb Weston. “The joint venture has served as a strong platform to drive growth in Europe and the Middle East, as well as to support our global customer base across our key international markets. This transaction firmly aligns with Lamb Weston’s long-term capital allocation and acquisition framework, and we believe it will strengthen our manufacturing footprint by leveraging a truly global supply chain to better serve our customers and position us to take advantage of growth opportunities in Europe, the Middle East and Africa.”

“We’re proud of the business we’ve built together to create a market leader in Europe,” said Kees Meijer, CEO of Meijer Frozen Foods. “We remain confident in the long-term outlook for Lamb Weston and the global frozen potato category. By holding an investment in common stock of Lamb Weston after the transaction closes, we sustain our strong belief in a bright future for the business.”

Upon completion of the transaction, Lamb Weston will own 100% of Lamb-Weston/Meijer v.o.f. (“Lamb-Weston/Meijer”), formerly operated as a 50/50 joint venture between a wholly-owned subsidiary of Lamb Weston and Meijer Frozen Foods. Lamb Weston will pay transaction consideration of €700 million, comprised of €525 million in cash and €175 million of Lamb Weston’s common stock. The Company anticipates closing the transaction in the second half of fiscal 2023, subject to regulatory approvals. The Company expects to fund the cash portion of the acquisition with new borrowings and cash on hand. Lamb Weston’s targeted long-term net leverage range1 of 3.5x to 4.0x remains unchanged.

Lamb-Weston/Meijer is one of the leading suppliers of frozen potato products in Europe, the Middle East and Africa, with approximately €954 million in net sales in fiscal 2022 (including €114 million of net sales from its former joint venture in Russia). The transaction will give the Company ownership of an additional five manufacturing facilities worldwide, including four facilities in the Netherlands and one in the United Kingdom, as well as a sixth manufacturing facility through a 75% interest in a joint venture in Austria. These facilities produce nearly two billion pounds (910,000 MT) of finished frozen products annually. In addition, upon completion of the transaction, the former joint venture’s approximately 1,500 employees will become employees of Lamb Weston.

As a 50% owner of Lamb-Weston/Meijer, the Company recorded its 50% portion of earnings in Equity Method Investment Earnings in its financial statements. As of the transaction closing, Lamb-Weston/Meijer will be a wholly-owned subsidiary of the Company, and the Company will fully consolidate Lamb-Weston/Meijer’s results in its financial statements.

Goldman Sachs is acting as financial advisor to Lamb Weston in connection with this transaction.

Webcast and Conference Call Information

Lamb Weston will hold a conference call to review the proposed transaction at 10:00 a.m. EDT today, October 20, 2022. Participants in the U.S. and Canada may access the conference call by dialing 888-204-4368 and participants outside the U.S. and Canada should dial +1-323-994-2082. The confirmation code is 8173889. The conference call and presentation also may be accessed live on the internet. Participants can register for the event at: https://globalmeet.webcasts.com/starthere.jsp?ei=1578075&tp_key=f810adb575.

A rebroadcast of the conference call will be available beginning on Friday, October 21, 2022 after 2:00 p.m. ET at https://investors.lambweston.com/events-and-presentations.

1 The Company defines net leverage as the ratio of net debt to Adjusted EBITDA including unconsolidated joint ventures. Net debt, Adjusted EBITDA including unconsolidated joint ventures and the related net leverage ratio are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures and the associated reconciliations of historical non-GAAP financial measures included in the investor presentation furnished with the Company’s Current Report on Form 8-K on October 20, 2022 for more information. In addition, forward-looking non-GAAP measures related to the Company’s acquisition of Lamb-Weston/Meijer, including net leverage ratio, are unable to be reconciled to relevant GAAP measures without unreasonable efforts because of items that may impact comparability, which may include, but are not limited to, items such as purchase accounting adjustments, integration costs, and the impact of commodity derivatives.

About Lamb Weston

Lamb Weston is a leading supplier of frozen potato, sweet potato, appetizer and vegetable products to restaurants and retailers around the world. For more than 70 years, Lamb Weston has led the industry in innovation, introducing inventive products that simplify back-of-house management for its customers and make things more delicious for their customers. From the fields where Lamb Weston potatoes are grown to proactive customer partnerships, Lamb Weston always strives for more and never settles. Because, when we look at a potato, we see possibilities. Learn more about us at lambweston.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Words such as “believe,” “will,” “anticipate,” “expect,” “create,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s acquisition of Lamb-Weston/Meijer v.o.f, including the anticipated benefits of the transaction, the expected timing of the completion of the transaction, related financing and the ability of the parties to complete the transaction, as well as statements regarding the Company’s business outlook and prospects. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this press release should understand that these statements are not guarantees of performance or results. Many factors could affect these forward-looking statements and the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release. These risks and uncertainties include, among other things: the occurrence of any event, change or other circumstances that could give rise to the termination of the Company’s agreement to acquire the remaining equity interests in the Lamb-Weston/Meijer joint venture; the risk that the necessary regulatory approvals for the transaction may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the transaction will not be consummated in a timely manner or at all; risks that any of the closing conditions to the transaction may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the transaction; failure to realize the benefits expected from the transaction; and the effect of the announcement of the transaction on the Company’s ability to retain customers and retain and hire key personnel, maintain relationships with suppliers and on its operating results and businesses generally; the availability and prices of raw materials; labor shortages and other operational challenges; disruptions in the global economy caused by the war in Ukraine and the possible related heightening of the Company’s other known risks; impacts on the Company’s business due to health pandemics or other contagious outbreaks, such as the COVID-19 pandemic, including impacts on demand for its products, increased costs, disruption of supply, other constraints in the availability of key commodities and other necessary services or restrictions imposed by public health authorities or governments; levels of pension, labor and people-related expenses; the Company’s ability to successfully execute its long-term value creation strategies; the Company’s ability to execute on large capital projects, including construction of new production lines or facilities; the competitive environment and related conditions in the markets in which the Company and its joint ventures operate; political and economic conditions of the countries in which the Company and its joint ventures conduct business and other factors related to its international operations; disruption of the Company’s access to export mechanisms; risks associated with possible acquisitions, including the Company’s ability to complete acquisitions or integrate acquired businesses; its debt levels; changes in the Company’s relationships with its growers or significant customers; the success of the Company’s joint ventures; actions of governments and regulatory factors affecting the Company’s businesses or joint ventures; the ultimate outcome of litigation or any product recalls; the Company’s ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release. The Company undertakes no responsibility for updating these statements, except as required by law.